Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES THIRD QUARTER 2015 RESULTS

•	Third quarter net sales increased 16% to $374 million, including an 11% comparable sales increase

•	Third quarter EPS increased 41% to $0.62 per share

•	Year-to-date net sales increased 20% and EPS 51%

•	Company reiterates full-year 2015 guidance of $1.35 per share

MINNEAPOLIS - (Nov. 4, 2015) - Select Comfort Corporation (NASDAQ: SCSS) today reported results for the third quarter ended Oct. 3, 2015.

"Our third quarter and year-to-date sales and profitability demonstrate the strength of our consumer innovation strategy and business model, even as we take on large transformational initiatives," said Shelly Ibach, president and chief executive officer of Select Comfort. "We have implemented our new ERP system on time and on budget. As anticipated, the implementation has caused customer service and delivery disruptions, which we expect to be isolated to the fourth quarter. We look forward to the agility and efficiencies this system will enable for our customers and team. Our strategy and results remain on track and we are reaffirming our 2015 outlook of $1.35 per share.”

Third Quarter Statement of Operations Overview

•	Net sales increased 16% to $374 million, with comparable sales up 11%

•	Gross profit increased 18% to $234 million; gross margin increased to 62.5% (+110 basis points versus prior year)

•	Operating income increased 28% to $45 million, or 12.1% of net sales (+120 basis points versus prior year)

•	Earnings per diluted share grew 41% to $0.62

Cash Flow Review

•	Net cash provided by operating activities was $132 million for the first nine months of 2015

•	Capital expenditures for the first nine months of 2015 were $61 million

•	Share repurchases totaled $18.5 million (0.7 million shares) for the third quarter, compared with $10 million for the third quarter of last year

Financial Outlook
The company confirmed its guidance for 2015 earnings per diluted share of $1.35. The outlook remains as planned and assumes sales growth for the second-half of the year consistent with previous guidance of mid- to high-single-digit, adjusting for the extra week in the prior year’s fourth quarter. It assumes approximately 490 stores at year end, a 6% increase versus the prior year end. We continue to expect our full-year 2015 return on invested capital (ROIC) to be in the mid-teens, above our 10% weighted average cost of capital.

For reference, earnings for fourth quarter 2014 included $0.10 per diluted share of one-time benefits ($0.06 for the extra week and $0.04 for a legal settlement). Please refer to page 10 of this news release for supplemental financial information that summarizes discrete items impacting our outlook for the second-half of our fiscal year.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Select Comfort Announces Third-quarter 2015 Results – Page 2 of 10

About Select Comfort Corporation
SLEEP NUMBER, a sleep innovation leader, delivers unparalleled sleep experiences by offering high-quality, innovative sleep products and services. The company is the exclusive designer, manufacturer, marketer, retailer and servicer of a complete line of Sleep Number® beds including our newest addition, the SleepIQ Kids™ bed. Only the Sleep Number bed offers SleepIQ® technology - proprietary sensor technology that works directly with the bed’s DualAir™ system to track and monitor each individual’s sleep. SleepIQ technology communicates how you slept and what adjustments you can make to optimize your sleep and improve your daily life. Sleep Number also offers a full line of exclusive sleep products including FlexFit™ adjustable bases and Sleep Number® pillows, sheets and other bedding products. Consumers also benefit from a unique, value-added retail experience at one of the more than 475 Sleep Number® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces Third-quarter 2015 Results – Page 3 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	October 3, 2015	% of Net Sales	September 27, 2014	% of Net Sales

Net sales	$373,919	100.0%	$323,366	100.0%
Cost of sales	140,283	37.5%	124,782	38.6%
Gross profit	233,636	62.5%	198,584	61.4%

Operating expenses:
Sales and marketing	156,899	42.0%	137,863	42.6%
General and administrative	27,817	7.4%	23,022	7.1%
Research and development	3,521	0.9%	2,353	0.7%
Total operating expenses	188,237	50.3%	163,238	50.5%
Operating income	45,399	12.1%	35,346	10.9%
Other income, net	78	0.0%	96	0.0%
Income before income taxes	45,477	12.2%	35,442	11.0%
Income tax expense	13,623	3.6%	11,888	3.7%
Net income	$31,854	8.5%	$23,554	7.3%

Net income per share – basic	$0.63		$0.44

Net income per share – diluted	$0.62		$0.44

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	50,945		53,271
Dilutive effect of stock-based awards	756		700
Diluted weighted-average shares outstanding	51,701		53,971

Select Comfort Announces Third-quarter 2015 Results – Page 4 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	October 3, 2015	% of Net Sales	September 27, 2014	% of Net Sales

Net sales	$999,017	100.0%	$834,541	100.0%
Cost of sales	379,009	37.9%	322,177	38.6%
Gross profit	620,008	62.1%	512,364	61.4%

Operating expenses:
Sales and marketing	424,029	42.4%	369,597	44.3%
General and administrative	79,951	8.0%	63,183	7.6%
Research and development	10,275	1.0%	5,725	0.7%
Total operating expenses	514,255	51.5%	438,505	52.5%
Operating income	105,753	10.6%	73,859	8.9%
Other income, net	364	0.0%	276	0.0%
Income before income taxes	106,117	10.6%	74,135	8.9%
Income tax expense	34,426	3.4%	25,108	3.0%
Net income	$71,691	7.2%	$49,027	5.9%

Net income per share – basic	$1.39		$0.91

Net income per share – diluted	$1.36		$0.90

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	51,654		53,677
Dilutive effect of stock-based awards	870		681
Diluted weighted-average shares outstanding	52,524		54,358

Select Comfort Announces Third-quarter 2015 Results – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	October 3, 2015	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$72,678	$51,995
Marketable debt securities – current	33,243	69,609
Accounts receivable, net of allowance for doubtful accounts of $750 and $739, respectively	26,286	19,693
Inventories	77,753	53,535
Prepaid expenses	14,815	17,792
Deferred income taxes	8,561	8,786
Other current assets	12,865	11,185
Total current assets	246,201	232,595

Non-current assets:
Marketable debt securities – non-current	8,581	44,441
Property and equipment, net	197,886	165,453
Goodwill and intangible assets, net	85,093	15,986
Deferred income taxes	10,219	3,433
Other assets	17,913	12,279
Total assets	$565,893	$474,187

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$115,330	$84,197
Customer prepayments	25,387	28,726
Accrued sales returns	19,313	15,262
Compensation and benefits	32,960	33,066
Taxes and withholding	25,236	10,207
Other current liabilities	25,100	15,594
Total current liabilities	243,326	187,052

Non-current liabilities:
Warranty liabilities	5,143	2,722
Other long-term liabilities	45,501	27,506
Total non-current liabilities	50,644	30,228
Total liabilities	293,970	217,280

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 50,646 and 52,798 shares issued and outstanding, respectively	506	528
Additional paid-in capital	—	—
Retained earnings	271,410	256,413
Accumulated other comprehensive income (loss)	7	(34)
Total shareholders’ equity	271,923	256,907
Total liabilities and shareholders’ equity	$565,893	$474,187

Select Comfort Announces Third-quarter 2015 Results – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Nine Months Ended
	October 3, 2015	September 27, 2014
Cash flows from operating activities:
Net income	$71,691	$49,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,694	29,579
Stock-based compensation	8,952	4,294
Net loss on disposals and impairments of assets	202	115
Excess tax benefits from stock-based compensation	(1,991)	(754)
Deferred income taxes	(5,633)	(4,306)
Gain on sale of non-marketable equity securities	(6,891)	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(6,543)	(14,195)
Inventories	(24,120)	(8,552)
Income taxes	13,433	9,883
Prepaid expenses and other assets	4,756	(4,146)
Accounts payable	24,623	27,359
Customer prepayments	(3,351)	13,847
Accrued compensation and benefits	(97)	17,318
Other taxes and withholding	3,569	4,484
Warranty liabilities	3,945	953
Other accruals and liabilities	15,348	10,929
Net cash provided by operating activities	131,587	135,835

Cash flows from investing activities:
Purchases of property and equipment	(61,435)	(58,377)
Proceeds from sales of property and equipment	41	5
Investments in marketable debt securities	(29,299)	(58,403)
Proceeds from marketable debt securities	101,087	38,237
Acquisition of business	(70,018)	—
Proceeds from sale of non-marketable equity securities	12,891	—
Increase in restricted cash	—	(500)
Net cash used in investing activities	(46,733)	(79,038)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	2,119	(7,499)
Repurchases of common stock	(70,300)	(31,480)
Proceeds from issuance of common stock	2,658	1,631
Excess tax benefits from stock-based compensation	1,991	754
Debt issuance costs	(639)	—
Net cash used in financing activities	(64,171)	(36,594)
Net increase in cash and cash equivalents	20,683	20,203
Cash and cash equivalents, at beginning of period	51,995	58,223
Cash and cash equivalents, at end of period	$72,678	$78,426

Select Comfort Announces Third-quarter 2015 Results – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Percent of sales:
Retail	92.2%	92.2%	91.7%	90.8%
Direct and E-Commerce	5.2%	5.8%	5.7%	6.1%
Wholesale/other	2.6%	2.0%	2.6%	3.1%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	12%	16%	15%	9%
Direct and E-Commerce	3%	18%	11%	5%
Company-Controlled comparable sales change	11%	16%	15%	9%
Net opened/closed stores	4%	8%	5%	7%
Total Company-Controlled Channel	15%	24%	20%	16%
Wholesale/other	51%	(23%)	2%	(14%)
Total	16%	23%	20%	14%

Stores open:
Beginning of period	467	451	463	440
Opened	11	13	24	46
Closed	(3)	(4)	(12)	(26)
End of period	475	460	475	460

Other metrics:
Average sales per store ($ in 000's) [1,3]	$2,559	$2,216
Average sales per square foot [1,3]	$1,063	$1,007
Stores > $1 million net sales [1,3]	100%	98%
Stores > $2 million net sales [1,3]	69%	50%
Average revenue per mattress unit [2]	$3,992	$3,733	$3,991	$3,600

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
[3] Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2015 and 2013. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales metrics have been adjusted to remove the estimated impact of the additional week on those metrics.

Select Comfort Announces Third-quarter 2015 Results – Page 8 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net income	$31,854	$23,554	$90,638	$55,452
Income tax expense	13,623	11,888	43,452	28,418
Interest expense	44	10	87	40
Depreciation and amortization	11,643	10,125	43,100	37,095
Stock-based compensation	3,125	2,259	11,457	5,467
Asset impairments	17	28	619	153
Adjusted EBITDA	$60,306	$47,864	$189,353	$126,625

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net cash provided by operating activities	$86,533	$86,257	$140,220	$133,858
Subtract: Purchases of property and equipment	22,497	18,611	79,652	77,368
Free cash flow	$64,036	$67,646	$60,568	$56,490

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Third-quarter 2015 Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	October 3, 2015	September 27, 2014
Net operating profit after taxes (NOPAT)
Operating income	$133,640	$83,514
Add: Rent expense [1]	63,078	54,983
Add: Interest income	537	398
Less: Depreciation on capitalized operating leases [2]	(15,809)	(13,830)
Less: Income taxes [3]	(58,896)	(42,501)
NOPAT	$122,550	$82,564

Average invested capital
Total equity	$271,923	$249,032
Less: Cash greater than target [4]	—	(47,881)
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	504,624	439,864
Total invested capital at end of period	$776,547	$641,015
Average invested capital [7]	$710,701	$617,599
Return on invested capital (ROIC) [8]	17.2%	13.4%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 32.5% and 34.0% for 2015 and 2014, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Third-quarter 2015 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Fiscal 2015 Outlook - Supplemental Information

	Full-Year 2015 Outlook*	Second-Half 2015 Outlook*	Q3-2015 Actual	Q4-2015 Outlook

	$1.35	$0.60	$0.62	($0.02)

*As per outlook provided on July 22, 2015 and reiterated November 4, 2015

Select discrete items of note (not all inclusive)
Net impact of BAM Labs acquisition[1]	—	—	$0.04	($0.04)
Accelerated shipments into Q3 from Q4 ($10M sales estimate)[2]	—	—	$0.04	($0.04)

Q4 inefficiencies (sales & costs) from systems cutover [3]	($0.09)	($0.09)	—	($0.09)
ERP implementation data conversion and training costs[4]	($0.16)	($0.13)	($0.09)	($0.04)
Incremental information technology depreciation in G&A5	($0.04)	($0.04)	—	($0.04)

1 Includes Q3 reported gain on our minority equity investment in BAM Labs (~18% ownership of BAM Labs prior to the acquisition) based on the remeasured fair value less acquisition related expenses; Q4 estimated operating income impact of including BAM Labs financial results in our consolidated operating income and EPS, including amortization of acquired definite-lived intangible assets. Note: BAM Labs acquisition expected to be accretive to EPS in 2017

2 In advance of our ERP implementation, an estimated $10 million of sales were accelerated into Q3 from Q4

3 Estimated negative sales impact of $10 million to $12 million in Q4-2015 along with cost inefficiencies as processes are migrated to the new ERP system

4 Costs to convert data from our prior legacy systems to our new ERP system, and enterprise-wide training expenses related to the new ERP system

5 Includes incremental depreciation related to our new ERP system and other technology system enhancements